UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2023

Solaris Oilfield Infrastructure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38090	81-5223109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9811 Katy Freeway, Suite 700 Houston, Texas 77024
(Address of principal executive offices) (Zip Code)

(281) 501-3070
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	“SOI”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2023, Solaris Oilfield Infrastructure, Inc. (the “Company”) approved the Solaris Oilfield Infrastructure, Inc. Executive Change in Control Severance Plan (the “Plan”), effective March 1, 2023, covering the employees designated by the Compensation Committee of the Board of Directors of the Company, which include the Chief Executive Officer, other named executive officers and certain other key executives and employees. Capitalized terms and phrases used but not defined herein will have the respective meanings given to them in the Plan.

Under the Plan, if the Company terminates a Participant’s employment with the Company or any Affiliate without Cause or upon the Participant’s resignation for Good Reason during the 90 days prior to or 12-month period following a Change in Control, then the Participant is eligible to receive the following Severance Benefits:

•	Severance payable in a lump sum in an amount equal to a multiplier of either 2.5 or 3.0 (based on the Participant’s tier in the Plan (the “Tier”)) multiplied by the sum of (A) the Participant’s annual Base Salary and (B) the Participant’s target annual bonus for the year in which the Termination Date occurs, payable within sixty (60) days of the Termination Date;

•	An additional lump sum payment equal to 18 or 24 (based on the Participant’s Tier) times the monthly premium for the Participant’s and his or her dependents’ participation in the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, less the amount of employee contributions that would apply to such participation if the Participant were an active employee, each determined as of the Termination Date, payable within sixty (60) days following the Termination Date;

•	Payment of any earned but unpaid annual bonus, if any, for the fiscal year preceding the fiscal year in which the Termination Date occurs, payable on the date when bonuses are paid to the Company’s executives for such fiscal year and in all events in the fiscal year that includes the Termination Date, plus an additional lump sum payment equal to a pro-rata portion of the target annual bonus that the Participant was eligible to earn for the fiscal year in which the Termination Date occurs, based on the number of days the Participant was employed during such fiscal year, payable within sixty (60) days following the Termination Date; and

•	Full vesting of all of the Participant’s outstanding unvested restricted stock units (and any other outstanding and unvested equity incentive awards); provided that, with respect to any PSUs, all performance goals or other vesting criteria will be deemed achieved at the greater of (i) 100% of the target number of PSUs or (ii) the actual achievement applicable performance objectives for such PSUs determined as of the Termination Date and all other terms and conditions will be deemed met.

A Participant’s rights to any Severance Benefits under the Plan upon a Qualifying Termination are conditioned upon (i) the Participant executing and not revoking a valid separation and general release of claims agreement in a form acceptable to the Company (the “Release”) and (ii) the Release becoming effective and irrevocable in accordance with its terms within sixty (60) days following the Participant’s Termination Date.

The foregoing summary of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Solaris Oilfield Infrastructure, Inc. Executive Change in Control Severance Plan, effective as of March 1, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2023

SOLARIS OILFIELD INFRASTRUCTURE, INC.

By:	/s/ KYLE S. RAMACHANDRAN
Name:	Kyle S. Ramachandran
Title:	President and Chief Financial Officer

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